Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurthkenyon.com

December 23, 2016

Basic Energy Services, Inc.
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102

Ladies and Gentlemen:
We have acted as counsel to Basic Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to 3,237,671 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued from time to time under the Basic Energy Services, Inc. Management Incentive Plan (the “Incentive Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issuance of Shares in accordance with the Incentive Plan.
As the basis for the opinions hereinafter expressed, we have examined: (i) originals or copies certified or otherwise identified, of (a) the Registration Statement, (b) the Incentive Plan, (c) the Second Amended and Restated Certificate of Incorporation of the Company, (d) the Second Amended and Restated Bylaws of the Company, (e) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Secretary of the Company, and (f) such other corporate records, agreements, instruments and documents as we have deemed necessary or advisable for the purposes of this opinion, and (ii) such statutes, including the Delaware General Corporation Law (the “DGCL”), and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.
In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies.
Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that :
1.    Following the due authorization of a particular award by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company,

ANDREWS KURTH KENYON LLP
Austin Beijing Dallas Dubai Houston London New York Research Triangle Park Silicon Valley The Woodlands Washington, DC

Basic Energy Services, Inc.
December 23, 2016

as provided and in accordance with the Incentive Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized.
2.    Upon issuance and delivery of the Shares from time to time pursuant to the terms of the Incentive Plan and otherwise in accordance with the terms and conditions of the applicable award agreement, and upon receipt by the Company of lawful consideration therefor under the DGCL and the terms of the Incentive Plan and the applicable award agreement, such Shares will be validly issued, fully paid and non-assessable.
We express no opinion other than as to the DGCL. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.
Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement becomes effective.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP

ANDREWS KURTH KENYON LLP
Austin Beijing Dallas Dubai Houston London New York Research Triangle Park Silicon Valley The Woodlands Washington, DC